As filed with the Securities and Exchange Commission on May 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lawson Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-2229304
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois 60631

(Address of Principal Executive Offices and Zip Code)

Lawson Products, Inc.

2009 Equity Compensation Plan

(Full Title of the Plan)

Neil Jenkins

Executive Vice President, Secretary and General Counsel

8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631

Telephone: (773) 304-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas A. Monson

Jenner & Block LLP

353 N. Clark Street

Chicago, IL 60654

Telephone: (312) 222-9350

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share	250,000 Shares	$ 38.025	$ 9,506,250.00	$ 1,152.16

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions.

(2)

Computed pursuant to Rules 457(c) and (h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high ($38.74) and low ($37.31) prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on May 17, 2019.

EXPLANATORY NOTE

This registration statement on Form S-8 (“Registration Statement”) is being filed to register an additional 250,000 shares (the “Shares”) of Common Stock, par value $1.00 per share (“Common Stock”), of Lawson Products, Inc., a Delaware corporation (the “Registrant”), available for issuance under the Lawson Products, Inc. 2009 Equity Compensation Plan. The Shares are being registered in addition to the Common Stock previously registered for issuance on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2009 (Registration No. 333-163978 registering 500,000 shares of Common Stock) and October 10, 2014 (Registration No. 333-199243 registering 600,000 shares of Common Stock) (collectively, the “Prior Registration Statements”). In accordance with Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Commission on March 4, 2019;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the Commission on April 18, 2019;

•	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 27, 2019;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 22, 2019, March 22, 2019, April 19, 2019, May 3, 2019 and May 16, 2019; and

•

The description of the Registrant’s Common Stock contained in any registration statement or report filed by the Registrant under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities registered hereunder have been sold or that deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, nothing in this Registration Statement shall be deemed to incorporate (i) any information provided in documents incorporated by reference herein that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or Item 2.02 or Item 7.01 of any Form 8-K, or that is otherwise furnished under applicable Commission rules rather than filed, or (ii) any exhibits to the extent furnished in connection with such items.

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement:

4.1	Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988)(p)

4.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed May 19, 2017)

4.3	Lawson Products, Inc. 2009 Equity Compensation Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 27, 2019)

4.4	Amendment of Lawson Products, Inc. 2009 Equity Compensation Plan, (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed May 3, 2019)

5.1	Opinion of Jenner & Block LLP*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Jenner & Block LLP (included in the opinion filed as Exhibit 5.1)

24	Powers of Attorney (included on the signature pages hereto)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this May 22, 2019.

LAWSON PRODUCTS, INC.

By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Ronald J. Knutson and Neil Jenkins, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 22, 2019.

Signature	Title

/s/ Michael G. DeCata	President and Chief Executive Officer and Director (Principal Executive Officer)
Michael G. DeCata

/s/ Ronald J. Knutson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Ronald J. Knutson

/s/ Andrew B. Albert	Director
Andrew B. Albert

/s/ I. Steven Edelson	Director
I. Steven Edelson

/s/ Charles D. Hale	Director
Charles D. Hale

/s/ Lee S. Hillman	Director
Lee S. Hillman

/s/ J. Bryan King	Director
J. Bryan King

/s/ Mark F. Moon	Director
Mark F. Moon